MICHAEL T. STUDER CPA P.C.
45 Church Street
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
SmartMetric Inc.

I consent to the use in this Registration Statement on Form SB-2 of my report included herein dated August 25, 2004, except for Note 4, 5, 7, and 8, as to which the date is January 5, 2005, relating to the consolidated financial statements of SmartMetric Inc. and subsidiary.

Freeport, New York	/s/ Michael T. Studer CPA P.C.
February 2, 2005	Michael T. Studer CPA P.C.